MALT 2006-1

Collateral Stratification Report

1. Legend

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be add

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

_________________________________________________________________________________

2. Pool Summary

Number of Loans: 994

Aggregrate Scheduled Principal Balance: $280,037,006

Minimum Scheduled Principal Balance: $33,912

Maximum Scheduled Principal Balance: $1,944,683

Average Scheduled Principal Balance: $281,727

Minimum Mortgage Interest Rate: 5.250%

Maximum Mortgage Interest Rate: 7.250%

WA Mortgage Interest Rate: 6.444%

Minimum Remaing Scheduled Term: 236

Maxinum Remaining Scheduled Term: 360

WA Remaining Scheduled Term: 356

Minimum Original LTV: 16.46%

Maximum Original LTV: 95.00%

WA Original LTV: 69.89%

Latest Maturity: 20360101

Prepay %: 32.71%

Interest Only %: 17.79%

Conforming %: 62.56%

BLN %: 0.07%

WA Seasoning: 3

WA Original Term: 359

_________________________________________________________________________________

3. Range of Original Principal Balances

Range of Original Principal Balances	# of Loans	Aggregate Balance	% of Aggregate Balance
$25,001 - $50,000	9	$391,899	0.14%
$50,001 - $75,000	27	1,736,290	0.62
$75,001 - $100,000	53	4,720,156	1.69
$100,001 - $125,000	73	8,304,094	2.97
$125,001 - $150,000	84	11,637,332	4.16
$150,001 - $175,000	78	12,767,237	4.56
$175,001 - $200,000	73	13,845,798	4.94
$200,001 - $250,000	141	31,728,743	11.33
$250,001 - $300,000	120	33,269,060	11.88
$300,001 - $350,000	75	24,442,360	8.73
$350,001 - $400,000	54	20,172,148	7.2
$400,001 - $450,000	53	22,509,278	8.04
$450,001 - $500,000	49	23,390,560	8.35
$500,001 - $550,000	35	18,282,241	6.53
$550,001 - $600,000	17	9,808,148	3.5
$600,001 - $650,000	25	15,647,325	5.59
$650,001 - $700,000	3	2,045,200	0.73
$700,001 - $750,000	6	3,741,808	1.34
$750,001 - $800,000	2	1,575,414	0.56
$800,001 - $850,000	3	2,531,842	0.9
$850,001 - $900,000	1	885,907	0.32
$900,001 - $950,000	2	1,827,148	0.65
$950,001 - $1,000,000	2	1,995,820	0.71
$1,000,001 or more	9	12,781,198	4.56
Total:	994	$280,037,006	100.00%

Average Original Bal: 282,970

_________________________________________________________________________________

4. Range of Loan Interest Rates

Range of Loan Interest Rates	# of Loans	Aggregate Balance	% of Aggregate Balance
5.126% - 5.250%	1	$460,427	0.16%
5.251% - 5.375%	2	875,935	0.31
5.376% - 5.500%	8	3,049,808	1.09
5.501% - 5.625%	13	6,783,352	2.42
5.626% - 5.750%	43	14,045,527	5.02
5.751% - 5.875%	53	17,853,188	6.38
5.876% - 6.000%	59	20,183,504	7.21
6.001% - 6.125%	44	12,689,044	4.53
6.126% - 6.250%	68	22,148,828	7.91
6.251% - 6.375%	102	29,874,674	10.67
6.376% - 6.500%	123	37,304,678	13.32
6.501% - 6.625%	103	23,811,934	8.5
6.626% - 6.750%	131	33,077,113	11.81
6.751% - 6.875%	91	23,753,250	8.48
6.876% - 7.000%	57	12,563,669	4.49
7.001% - 7.125%	42	9,696,146	3.46
7.126% - 7.250%	54	11,865,930	4.24
Total:	994	$280,037,006	100.00%

Weighted Average: 6.444%

_________________________________________________________________________________

5. Range of Original Loan to Value Ratios

Range of Original Loan to Value Ratios	# of Loans	Aggregate Balance	% of Aggregate Balance
50.00% or less	117	$28,002,841	10.00%
50.01% - 55.00%	29	10,134,650	3.62
55.01% - 60.00%	58	19,230,399	6.87
60.01% - 65.00%	94	30,669,597	10.95
65.01% - 70.00%	107	32,431,187	11.58
70.01% - 75.00%	117	35,130,227	12.54
75.01% - 80.00%	425	113,710,727	40.61
80.01% - 85.00%	6	1,642,666	0.59
85.01% - 90.00%	27	6,542,668	2.34
90.01% - 95.00%	14	2,542,044	0.91
Total:	994	$280,037,006	100.00%

Weighted Average: 69.89

_________________________________________________________________________________

6. Property Type

Property Type	# of Loans	Aggregate Balance	% of Aggregate Balance
Single Family	781	$224,359,904	80.12%
Two- to Four-Family	97	28,480,910	10.17
Condominium	94	20,573,642	7.35
Planned Unit Development	12	3,815,822	1.36
Coop	7	1,832,229	0.65
Multifamily > 4 units	3	974,500	0.35
Total:	994	$280,037,006	100.00%

_________________________________________________________________________________

7. Loan Purpose

Loan Purpose	# of Loans	Aggregate Balance	% of Aggregate Balance
Cash Out Refinance	476	$138,226,372	49.36%
Purchase	422	115,680,215	41.31
Rate & Term Refinance	96	26,130,419	9.33
Total:	994	$280,037,006	100.00%

_________________________________________________________________________________

8. Occupancy Status

Occupancy Status	# of Loans	Aggregate Balance	% of Aggregate Balance
Primary	745	$226,383,931	80.84%
Investor	193	38,182,947	13.63
Secondary	56	15,470,129	5.52
Total:	994	$280,037,006	100.00%

_________________________________________________________________________________

9. Range of Remaining Term to Maturity (Months)

Range of Remaining Term to Maturity (Months)	# of Loans	Aggregate Balance	% of Aggregate Balance
236	1	$84,332	0.03%
237	3	694,357	0.25
238	3	935,807	0.33
239	1	199,218	0.07
240	1	117,000	0.04
335	1	1,418,748	0.51
339	1	189,637	0.07
348	1	617,325	0.22
349	4	1,506,678	0.54
350	5	1,602,242	0.57
352	6	2,379,151	0.85
353	3	1,018,243	0.36
354	20	4,840,920	1.73
355	39	13,086,130	4.67
356	159	44,437,212	15.87
357	327	93,976,680	33.56
358	196	49,312,667	17.61
359	136	42,068,829	15.02
360	87	21,551,831	7.7
Total:	994	$280,037,006	100.00%

Weighted Average: 356

_________________________________________________________________________________

10. Seasoning (Months)

Seasoning (Months)	# of Loans	Aggregate Balance	% of Aggregate Balance
0	88	$21,668,831	7.74%
1	137	42,268,047	15.09
2	199	50,248,473	17.94
3	330	94,671,037	33.81
4	160	44,521,544	15.9
5	39	13,086,130	4.67
6	20	4,840,920	1.73
7	3	1,018,243	0.36
8	6	2,379,151	0.85
10	5	1,602,242	0.57
11	4	1,506,678	0.54
12	1	617,325	0.22
21	1	189,637	0.07
25	1	1,418,748	0.51
Total:	994	$280,037,006	100.00%

Weighted Average: 3

_________________________________________________________________________________

11. Geographic Distribution

Geographic Distribution	# of Loans	Aggregate Balance	% of Aggregate Balance
California	263	$91,399,411	32.64%
New York	94	33,478,564	11.96
Florida	104	25,766,242	9.2
New Jersey	78	24,062,489	8.59
Arizona	77	14,896,542	5.32
Nevada	29	8,471,219	3.03
Massachusetts	28	8,235,075	2.94
Virginia	24	7,401,099	2.64
Maryland	23	6,942,366	2.48
Illinois	31	6,886,966	2.46
Georgia	25	5,366,583	1.92
Minnesota	20	5,156,550	1.84
South Carolina	24	4,414,167	1.58
Oregon	16	4,264,839	1.52
Pennsylvania	26	3,521,912	1.26
Washington	14	3,488,598	1.25
North Carolina	15	2,943,820	1.05
Connecticut	11	2,854,958	1.02
Texas	15	2,794,302	1
District Of Columbia	7	2,700,095	0.96
Rhode Island	6	2,687,670	0.96
New Mexico	8	1,946,185	0.69
Tennessee	3	1,699,698	0.61
Michigan	7	1,464,240	0.52
Maine	4	870,914	0.31
Idaho	5	797,210	0.28
Wisconsin	4	792,145	0.28
Utah	5	787,015	0.28
Colorado	3	528,601	0.19
Missouri	4	507,325	0.18
Louisiana	3	417,849	0.15
New Hampshire	2	387,472	0.14
Indiana	4	368,749	0.13
South Dakota	2	299,335	0.11
Ohio	1	297,781	0.11
Iowa	3	289,798	0.1
Arkansas	1	255,525	0.09
Alaska	1	169,050	0.06
Delaware	1	165,976	0.06
Mississippi	1	127,949	0.05
North Dakota	1	88,400	0.03
Oklahoma	1	42,324	0.02
Total:	994	$280,037,006	100.00%

top zip %: 0.69

_________________________________________________________________________________

12. Document Type

Document Type	# of Loans	Aggregate Balance	% of Aggregate Balance
Reduced	339	$103,562,247	36.98%
No Doc	195	48,292,506	17.25
Full	172	45,636,491	16.3
Stated Doc	163	43,386,896	15.49
No Ratio	123	38,670,376	13.81
Streamline	2	488,489	0.17
Total:	994	$280,037,006	100.00%

_________________________________________________________________________________

13. Credit Scores

Credit Scores	# of Loans	Aggregate Balance	% of Aggregate Balance
Not Available 0	9	$1,613,076	0.58%
601 - 650	174	45,948,449	16.41
651 - 700	324	91,866,996	32.81
701 - 750	265	72,879,089	26.02
751 - 800	203	62,337,355	22.26
801 - 850	19	5,392,041	1.93
Total:	994	$280,037,006	100.00%

Weighted Average: 707

_________________________________________________________________________________

14. Loan Seller

Loan Seller	# of Loans	Aggregate Balance	% of Aggregate Balance
Guaranteed Rate Inc	1	$148,601	0.05%
M.L. Moskowitz & Co.	27	9,816,990	3.51
Silver State Financial Servicer	34	10,897,812	3.89
AllState Funding	2	563,164	0.2
Alliance Bancorp	1	85,000	0.03
Cendant Mortgage	64	29,949,177	10.69
Southstar	15	3,109,010	1.11
First Financial	17	5,703,551	2.04
First Magnus	44	8,744,081	3.12
Gateway Funding DMS LP	50	9,421,853	3.36
Mid-America	17	3,227,959	1.15
Ohio Savings Bank	24	10,974,641	3.92
Secured Bankers	34	14,242,070	5.09
Wells Fargo Home Mortgage, Inc.	189	48,310,390	17.25
UBS Conduit	475	124,842,707	44.58
Total:	994	$280,037,006	100.00%

_________________________________________________________________________________

15. Servicer

Servicer	# of Loans	Aggregate Balance	% of Aggregate Balance
Standard Mortgage Corp	1	$189,637	0.07%
Cendant	64	29,949,177	10.69
Cenlar	677	184,919,029	66.03
Downey	1	183,386	0.07
GMAC Mortgage	35	10,955,507	3.91
MIDAMERICA	26	5,231,029	1.87
Nextstar	1	298,852	0.11
Wells Fargo	189	48,310,390	17.25
Total:	994	$280,037,006	100.00%

_________________________________________________________________________________

16. Mortgage Ins.

Mortgage Ins.	# of Loans	Aggregate Balance	% of Aggregate Balance
GEMICO	5	$1,351,769	0.48%
MGIC	5	938,911	0.34
PMI Mortgage Insurance	10	1,852,694	0.66
Radian Guaranty	5	1,522,635	0.54
Republic Mortgage Insurance	8	1,672,339	0.6
Triad Guaranty Insurance Co.	2	576,162	0.21
United Guaranty	12	2,812,870	1
ORIG LTV <= 80	947	269,309,628	96.17
Total:	994	$280,037,006	100.00%

% LTV > 80 NO MI: 0.00%

_________________________________________________________________________________

17. Current Delinquency (Days)

Current Delinquency (Days)	# of Loans	Aggregate Balance	% of Aggregate Balance
0	986	$278,502,633	99.45%
30	8	1,534,374	0.55
Total:	994	$280,037,006	100.00%

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter‘s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter‘s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

COMPUTATIONAL MATERIALS

The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC.  Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein.  Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

malt061s11 - Price/Yield - 1A2

Balance

$15,000,000.00

Delay

24

WAC

6.44

WAM

357

Coupon

5.4

Dated

1/1/2006

NET

6

WALA

2

Settle

1/30/2006

First Payme

2/25/2006

Contrib Wa

6.44

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
96-08	5.739	5.751	5.780	5.846	6.310	6.611	6.876
96-12	5.729	5.740	5.768	5.831	6.278	6.567	6.823
96-16	5.718	5.729	5.756	5.817	6.246	6.524	6.770
96-20	5.708	5.718	5.744	5.802	6.214	6.481	6.717
96-24	5.697	5.707	5.732	5.788	6.182	6.438	6.664
96-28	5.687	5.697	5.720	5.773	6.150	6.395	6.611
97-00	5.676	5.686	5.708	5.759	6.119	6.352	6.558
97-04	5.666	5.675	5.696	5.745	6.087	6.309	6.505
97-08	5.656	5.664	5.684	5.730	6.056	6.266	6.452
97-12	5.645	5.653	5.672	5.716	6.024	6.224	6.400
97-16	5.635	5.642	5.660	5.702	5.993	6.181	6.347
97-20	5.625	5.632	5.649	5.687	5.961	6.138	6.295
97-24	5.614	5.621	5.637	5.673	5.930	6.096	6.243
97-28	5.604	5.610	5.625	5.659	5.898	6.054	6.190
98-00	5.594	5.600	5.613	5.645	5.867	6.011	6.138
98-04	5.584	5.589	5.602	5.631	5.836	5.969	6.086
98-08	5.573	5.578	5.590	5.617	5.805	5.927	6.034

WAL	23.19	21.21	17.78	13.51	4.74	3.38	2.70

LIBOR_1MO	4.5	4.5	4.5	4.5	4.5	4.5	4.5
Prepay	150 PSA	200 PSA	275 PSA	350 PSA	500 PSA	750 PSA	1000 PSA
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

TSY Mat

2YR

3YR

5YR

10YR

30YR

Yld

4.361

4.307

4.292

4.353

4.522

malt061s11 - Price/Yield - 1A2

Balance

$15,000,000.00

Delay

24

WAC

6.44

WAM

357

Coupon

5.6

Dated

1/1/2006

NET

6

WALA

2

Settle

1/30/2006

First Payme

2/25/2006

Contrib Wa

6.44

Price	1	2	3	4	5	6	7
Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00	5.884	5.893	5.915	5.966	6.324	6.556	6.761
97-04	5.874	5.882	5.903	5.952	6.292	6.513	6.708
97-08	5.863	5.871	5.891	5.937	6.260	6.470	6.655
97-12	5.853	5.860	5.879	5.923	6.228	6.427	6.602
97-16	5.842	5.849	5.867	5.908	6.197	6.384	6.549
97-20	5.831	5.838	5.855	5.894	6.165	6.341	6.497
97-24	5.821	5.827	5.843	5.879	6.134	6.299	6.444
97-28	5.810	5.817	5.831	5.865	6.102	6.256	6.392
98-00	5.800	5.806	5.819	5.850	6.071	6.214	6.340
98-04	5.790	5.795	5.807	5.836	6.039	6.171	6.287
98-08	5.779	5.784	5.795	5.822	6.008	6.129	6.235
98-12	5.769	5.773	5.783	5.807	5.977	6.086	6.183
98-16	5.758	5.762	5.772	5.793	5.945	6.044	6.131
98-20	5.748	5.751	5.760	5.779	5.914	6.002	6.079
98-24	5.738	5.741	5.748	5.765	5.883	5.960	6.027
98-28	5.727	5.730	5.736	5.751	5.852	5.917	5.975
99-00	5.717	5.719	5.724	5.736	5.821	5.875	5.924

WAL	23.19	21.21	17.78	13.51	4.74	3.38	2.70

LIBOR_1MO	4.5	4.5	4.5	4.5	4.5	4.5	4.5
Prepay	150 PSA	200 PSA	275 PSA	350 PSA	500 PSA	750 PSA	1000 PSA
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

TSY Mat

2YR

3YR

5YR

10YR

30YR

Yld

4.361

4.307

4.292

4.353

4.522

Deal Summary Report- MASTR Alternative Loan Trust 2006-1

Pricing Assumptions
Settlement 30-Jan-06	Prepay 100% PPC
1st Pay Date 25-Feb-06	Default 0 CDR
Closing Date 27-Jan-06	Recovery 0 months
Cut-Off Date 1-Jan-06	Severity 0%

Class Designation	Class Principal Balance	Initial Pass-Through Rate	Principal Type	Interest Type	Loss Priority	Expected Avg Life
2SN	49,500,000.00	6.00	NAS	Fixed	Senior	8.88
2DB	125,000,000.00	6.00	Sequential	Fixed	Senior	3.49
2FA	74,000,000.00	5.21	Sequential	Floating	Senior	1.68
2SA	74,000,000.00	0.79	Notional	Inverse	Floating Senior	1.68
2AB	10,000,000.00	6.00	Sequential	Fixed	Senior	18.12
SUBORD	16,500,000.00	6.00	Sequential	Fixed	Subordinate	10.52

Class Designation	Pmt Window	Start Accrual Period	Daycount	Delay Days	Minimum Denomination	Rating
2SN	02/06 - 11/19	1-Jan-06	30/360	24	TBD	TBD
2DB	02/06 - 05/20	1-Jan-06	30/360	24	TBD	TBD
2FA	02/06 - 09/09	25-Jan-06	30/360	0	TBD	TBD
2SA	02/06 - 09/09	25-Jan-06	30/360	0	TBD	TBD
2AB	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD
SUBORD	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD

Pricing Prepayment Speed
100% PPC = 6CPR to 18CPR over 12 months, then 18CPR over the remaining term
Senior/Sub Distribution Amount
Standard Senior/Sub Shifting Interest Structure: 5yr Lockout, followed annually by 30%, 40%, 60%, 80%, 100%
Senior Loss Distribution
Realized Losses allocated to the most subordinate certificate then outstanding
Senior Principal Distribution Amount
A) Pay 2SN the NAS Priority Amount (as defined below),
B) Pay 2FA up to $1,000
C) Pay 2DB up to $1,500,000
D) Pay sequentially to 2FA and then to 2DB
E) Pay 2AB
F) Pay 2SN until retired
NAS Priority Amount
The NAS Priority Amount will the lesser of:
A) The sum of:
x) The NAS Percent times the Scheduled Principal Amount
and
y) The NAS Percent times the NAS Prepay Shift Percent of the Unscheduled Principal Amount.
AND
B) 98% of 2SN,2FA,2DB & 2AB share of the Senior PDA
The NAS Percent will be:
Zero for the first five years and, thereafter, equal to the NAS Balance + $19,250,000 divided by the the sum of the Class 2SN,2FA,2DB & 2AB balances
The NAS Prepay Shift Percent will be:
Zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter

Master Servicer
Wells Fargo Bank, N.A.
Optional Cleanup-Call %
10%
Derivatives
Interest Rate Cap Corridor - Class 2FA (see attached schedule A) Schedule at 100% PPC. Effective Cap at 9.50%. Low Strike at 5.30% / High Strike at 8.80%.
External Credit Enhancement Provider
N/A
Expected Final Distribution Date
3/25/2036
Floating Rate Coupon Formula

Class Designation	Index	Margin	Floor	Cap
2FA 2SA	1-month LIBOR 1-month LIBOR	0.70% 5.30%	0.70% 0.00%	6.00% 5.30%

Senior Percentage
94.00%
Accrual Amount
N/A
Notional Bonds
2SA Notional balance equals 100% of the balance of 2FA

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter‘s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter‘s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof)

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Deal Summary Report- MASTR Alternative Loan Trust 2006-1

Pricing Assumptions
Settlement 30-Jan-06	Prepay 100 PPC
1st Pay Date 25-Feb-06	Default 0 CDR
Closing Date 27-Jan-06	Recovery 0 months
Cut-Off Date 1-Jan-06	Severity 0%

Class Designation	Class Principal Balance	Initial Pass-Through Rate	Principal Type	Interest Type	Loss Priority	Expected Avg Life
2SN	49,500,000.00	6.00	NAS	Fixed	Senior	8.88
1AA	194,000,000.00	6.00	Sequential	Fixed	Senior	2.66
1A2	15,000,000.00	5.40	Sequential	Fixed	Senior	15.11
1AIO	1,250,000.00	6.00	Notional	Fixed	Senior	15.11
FEE	15,000,000.00	0.10	Notional	Fixed	Senior	15.11
SUBORD	16,500,000.00	6.00	Sequential	Fixed	Subordinate	10.52

Class Designation	Pmt Window	Start Accrual Period	Daycount	Delay Days	Minimum Denomination	Rating
2SN	02/06 - 11/19	1-Jan-06	30/360	24	TBD	TBD
1AA	02/06 - 04/13	1-Jan-06	30/360	24	TBD	TBD
1A2	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD
1AIO	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD
FEE	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD
SUBORD	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD

Pricing Prepayment Speed
100PPC = 6CPR to 18CPR over 12 months, then 18
Senior/Sub Distribution Amount
Standard Senior/Sub Shifting Interest Structure:
5yr Lockout, followed annually by 30%, 40%, 60%, 80%, 100%
Senior Loss Distribution
Realized Losses allocated to the most subordinate certificate then outstanding
Senior Principal Distribution Amount
A) Pay 2SN the NAS Priority Amount (as defined below),
B)
i) Prior to and including month 36 sequentially to 1AA and 1A2
ii) After month 36 sequentially to 1AA and $15,000 to 1A2
F) Pay 2SN until retired
NAS Priority Amount
The NAS Priority Amount will the lesser of:
A) The sum of:
x) The NAS Percent times the Scheduled Principal Amount
and
y) The NAS Percent times the NAS Prepay Shift Percent of the Unscheduled Principal Amount.
AND
B) 98% of 2SN,1AA & 1A2 share of the Senior PDA
The NAS Percent will be:
Zero for the first five years and, thereafter,
equal to the NAS Balance + $19,250,000 divided by the the sum of the Class 2SN,1AA & 1A2 balances
The NAS Prepay Shift Percent will be:
Zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter

Master Servicer
Wells Fargo Bank, N.A.
Optional Cleanup-Call %
10%
Derivatives
N/A
External Credit Enhancement Provider
N/A
Expected Final Distribution Date
3/25/2036
Floating Rate Coupon Formula
N/A
Senior Percentage
94.00%
Accrual Amount
N/A
Notional Bonds
A) 1AIO Notional balance equals 8.33333% of the balance of 1A2
B) FEE Notional balance equals 100.00000% of the balance of 1A2

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw you indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or a ny derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

COMPUTATIONAL MATERIALS

The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC.  Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

malt061s9 - Price/Yield - DA

Balance

$74,000,000.00

Delay

24

WAC

6.44

WAM

357

Coupon

6

Dated

1/1/2006

NET

6

WALA

2

Settle

1/30/2006

First Payment

2/25/2006

Contrib Wac

6.44

Price	6 CPR	8 CPR	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-18	6.079	6.080	6.082	6.093	6.114	6.130	6.146	6.181
99-19	6.076	6.076	6.076	6.078	6.082	6.084	6.087	6.093
99-20	6.073	6.072	6.071	6.064	6.050	6.039	6.028	6.004
99-21	6.070	6.069	6.066	6.049	6.018	5.993	5.969	5.916
99-22	6.067	6.065	6.061	6.034	5.986	5.948	5.910	5.828
99-23	6.064	6.061	6.056	6.020	5.954	5.903	5.850	5.739
99-24	6.061	6.057	6.051	6.005	5.922	5.857	5.791	5.651
99-25	6.058	6.054	6.046	5.991	5.890	5.812	5.732	5.563
99-26	6.055	6.050	6.041	5.976	5.858	5.767	5.673	5.475
99-27	6.052	6.046	6.036	5.962	5.826	5.722	5.615	5.387
99-28	6.049	6.042	6.031	5.947	5.794	5.676	5.556	5.299
99-29	6.046	6.039	6.026	5.932	5.762	5.631	5.497	5.212
99-30	6.043	6.035	6.021	5.918	5.730	5.586	5.438	5.124
99-31	6.040	6.031	6.016	5.903	5.699	5.541	5.379	5.036
100-00	6.037	6.027	6.011	5.889	5.667	5.496	5.321	4.949
100-01	6.034	6.023	6.006	5.874	5.635	5.451	5.262	4.861
100-02	6.031	6.020	6.001	5.860	5.603	5.406	5.203	4.774

WAL	18.09	13.51	9.60	2.69	1.05	0.73	0.55	0.37
Mod Durn	10.465	8.269	6.198	2.140	0.977	0.689	0.529	0.354
Mod Convexity	1.606	1.143	0.767	0.135	0.018	0.010	0.006	0.003
Principal Window	Feb06 - Nov32	Feb06 - Dec30	Feb06 - Aug28	Feb06 - Nov22	Feb06 - Jun08	Feb06 - Aug07	Feb06 - Mar07	Feb06 - Oct06

LIBOR_1MO	5	5	5	5	5	5	5	5
Prepay	6 CPR	8 CPR	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

TSY	Mat 2YR 3YR 5YR 10YR 30YR
Yld 4.37 4.322 4.315 4.383 4.559

malt061s9 - Price/Yield - DA

Balance

$74,000,000.00

Delay

24

WAC

6.44

WAM

357

Coupon

6

Dated

1/1/2006

NET

6

WALA

2

Settle

1/30/2006

First Payment

2/25/2006

Contrib Wac

6.44

Price	50 PPC	75 PPC	90 PPC	100 PPC	125 PPC	150 PPC	200 PPC
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-18	6.080	6.085	6.094	6.100	6.109	6.117	6.132
99-19	6.076	6.077	6.079	6.079	6.081	6.082	6.085
99-20	6.072	6.069	6.063	6.059	6.053	6.047	6.037
99-21	6.068	6.061	6.048	6.039	6.025	6.012	5.990
99-22	6.064	6.053	6.032	6.018	5.997	5.978	5.943
99-23	6.060	6.045	6.017	5.998	5.969	5.943	5.896
99-24	6.056	6.037	6.001	5.977	5.941	5.908	5.849
99-25	6.052	6.029	5.986	5.957	5.913	5.873	5.801
99-26	6.048	6.021	5.970	5.937	5.885	5.838	5.754
99-27	6.044	6.013	5.955	5.916	5.857	5.803	5.707
99-28	6.039	6.005	5.939	5.896	5.829	5.768	5.660
99-29	6.035	5.997	5.924	5.876	5.801	5.734	5.613
99-30	6.031	5.989	5.908	5.855	5.773	5.699	5.566
99-31	6.027	5.981	5.893	5.835	5.745	5.664	5.519
100-00	6.023	5.973	5.878	5.815	5.717	5.629	5.472
100-01	6.019	5.965	5.862	5.794	5.689	5.595	5.425
100-02	6.015	5.958	5.847	5.774	5.661	5.560	5.378

WAL	12.09	5.47	2.37	1.68	1.19	0.95	0.70
Mod Durn	7.614	3.909	2.018	1.530	1.113	0.895	0.662
Mod Convexity	0.992	0.369	0.088	0.039	0.021	0.014	0.009
Principal Window	Feb06 - Dec29	Feb06 - Sep24	Feb06 - Dec21	Feb06 - Sep09	Feb06 - May08	Feb06 - Oct07	Feb06 - Apr07

LIBOR_1MO	5	5	5	5	5	5	5
Prepay	50 PPC	75 PPC	90 PPC	100 PPC	125 PPC	150 PPC	200 PPC
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

TSY	Mat 2YR 3YR 5YR 10YR 30YR
Yld 4.37 4.322 4.315 4.383 4.559

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw you indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Deal Summary Report- MASTR Alternative Loan Trust 2006-1

		Pricing Assumptions
Settlement	30-Jan-06	Prepay		100% PPC
1st Pay Date	25-Feb-06	Default		0 CDR
Closing Date	27-Jan-06	Recovery	0	months
Cut-Off Date	1-Jan-06	Severity		0%

Class	Class	Initial Pass-	Principal Type	Interest Type	Loss Priority	Expected Avg
Designation	Principal Balance	Through Rate				Life
2SN	49,500,000.00	6.00	NAS	Fixed	Senior	8.88
2DB	125,000,000.00	6.00	Sequential	Fixed	Senior	3.49
DA	74,000,000.00	6.00	Sequential	Fixed	Senior	1.68
2AB	10,000,000.00	6.00	Sequential	Fixed	Senior	18.12
SUBORD	16,500,000.00	6.00	Sequential	Fixed	Subordinate	10.52

Class	Pmt Window	Start Accrual	Daycount	Delay Days	Minimum	Rating
Designation		Period			Denomination
2SN	02/06 - 11/19	1-Jan-06	30/360	24	TBD	TBD
2DB	02/06 - 05/20	1-Jan-06	30/360	24	TBD	TBD
DA	02/06 - 09/09	1-Jan-06	30/360	24	TBD	TBD
2AB	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD
SUBORD	02/06 - 11/35	1-Jan-06	30/360	24	TBD	TBD

Pricing Prepayment Speed
______________________________

100% PPC = 6CPR to 18CPR over 12 months, then 18CPR over the remaining term

Senior/Sub Distribution Amount
______________________________

Standard Senior/Sub Shifting Interest Structure:
5yr Lockout, followed annually by 30%, 40%, 60%, 80%, 100%

Senior Loss Distribution
______________________________

Realized Losses allocated to the most subordinate certificate then outstanding

Senior Principal Distribution Amount
____________________________________

A) Pay 2SN the NAS Priority Amount (as defined below),

B) Pay DA up to $1,000

C) Pay 2DB up to $1,500,000

D) Pay sequentially to DA and then to 2DB

E) Pay 2AB

F) Pay 2SN until retired

NAS Priority Amount
___________________

The NAS Priority Amount will the lesser of:

A) The sum of:
x) The NAS Percent times the Scheduled Principal Amount
and
y) The NAS Percent times the NAS Prepay Shift Percent of the Unscheduled Principal Amount.

AND

B) 98% of 2SN,DA,2DB & 2AB share of the Senior PDA

The NAS Percent will be:

Zero for the first five years and, thereafter,
equal to the NAS Balance + $19,250,000 divided by the the sum of the Class 2SN,DA,2DB & 2AB balances

The NAS Prepay Shift Percent will be:

Zero for the first five years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter

Master Servicer
______________________________

Wells Fargo Bank, N.A.

Optional Cleanup-Call %
______________________________

10%

Derivatives
______________________________

N/A

External Credit Enhancement Provider
______________________________

N/A

Expected Final Distribution Date
______________________________

3/25/2036

Floating Rate Coupon Formula
______________________________

N/A

Senior Percentage
______________________________

94.00%

Accrual Amount
______________

N/A

Notional Bonds
___________________

N/A